Exhibit 99.1

Salary.com™ Announces Fourth Quarter and Fiscal 2009 Financial Results

Reports 32nd Consecutive Quarter of Revenue Growth

WALTHAM, Mass. – May 14, 2009 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand HRMS/payroll, compensation and talent management solutions, today announced financial results for its fourth quarter and fiscal year, which ended March 31, 2009.

Revenue in the fourth quarter was $11.3 million, an increase of 21% over the fourth quarter of fiscal 2008. Bookings were $12.3 million, an increase of 18% over the fourth quarter of fiscal 2008. Non-GAAP operating cash flow, which excludes cash payments for severance, narrowed to an outflow of $0.6 million in the fourth quarter. GAAP operating cash flow narrowed to an outflow of $1.8 million in the fourth quarter. For the full year, revenue was $42.5 million, up 23% from fiscal 2008.

Kent Plunkett, founder and chief executive officer stated, “The fourth quarter marks Salary.com’s 32 nd quarter of consecutive revenue growth. Investments the company made in 2009 paid off in the fourth quarter and we expect new products and technology as well as our expanded sales pipeline to continue to fuel growth in fiscal 2010. At the same time, the cost reductions we implemented in January helped reduce our cash outflow to the lowest level in four quarters. Furthermore, we remain on track to return to positive operating cash flow in fiscal 2010.”

Plunkett continued, “Fiscal 2010 is off to a promising start as we are beginning to realize the benefits of our broadened product suite which provides us with an increasing number of cross-selling and up-selling opportunities. We believe our combination of strict cost discipline combined with a rich, best-in-breed product portfolio, positions us as a leader in the on-demand human capital management space.”

Fourth Quarter 2009 Financial Summary

•	Fourth quarter revenue was $11.3 million, an increase of 21% over the fourth quarter of fiscal 2008.

•

On a GAAP basis, for the fourth quarter of fiscal 2009, Salary.com reported a net loss of $8.8 million, or ($0.55) per diluted share, compared to a net loss of $3.6 million, or ($0.26) per diluted share, in the fourth quarter of fiscal 2008.

•

On a non-GAAP basis, excluding the impact of restructuring expenses, stock-based compensation expense and amortization of intangibles, Salary.com reported a net loss of $2.8 million, or ($0.18) per diluted share, for the fourth quarter of fiscal 2009, compared to a net loss of $1.2 million, or ($0.09) per diluted share, in the fourth quarter of fiscal 2008.

•	Cash and cash equivalents as of March 31, 2009 were $21.1 million, compared to $23.5 million as of December 31, 2008.

•

Current deferred revenue grew to $26.5 million as of March 31, 2009, an increase from $25.3 million as of December 31, 2008. Total deferred revenue was $28.3 million as of March 31, 2009, an increase from $27.3 million as of December 31, 2008.

•

Excluding non-recurring cash payments for severance, non-GAAP cash flow from operations was a net outflow of $0.6 million in the fourth quarter of fiscal 2009. Including the non-recurring payments, GAAP cash flow from operations was a net outflow of $1.8 million.

Fiscal Year 2009 Financial Summary

•	Fiscal year 2009 revenue was $42.5 million, an increase of 23% over fiscal year 2008.

•

On a GAAP basis, for the fiscal year 2009, Salary.com reported a net loss of $26.5 million, or ($1.73) per diluted share, compared to a net loss of $10.6 million, or ($0.77) per diluted share, in the fiscal year 2008.

•

On a non-GAAP basis, excluding the impact of restructuring expenses, stock-based compensation expense and amortization of intangibles, Salary.com reported a net loss of $11.8 million, or ($0.77) per diluted share, for the fiscal year 2009, compared to a net loss of $3.7 million, or ($0.27) per diluted share, in the fiscal year 2008.

•

Excluding non-recurring cash payments for severance, non-GAAP cash flow from operations was a net outflow of $7.4 million in the fiscal year 2009. Including the non-recurring payments, GAAP cash flow from operations was a net outflow of $8.6 million.

Additional Fourth Quarter and Fiscal 2009 Business Highlights

•	Salary.com added over 700 new enterprise customers in fiscal 2009, increasing enterprise customer count by 25% to over 3,500 at the end of the fiscal year (including 29% of the Fortune 500).

•	New customer additions in the fourth quarter of fiscal 2009 included Adams Golf, ADS Alliance Data Systems, Inc., BP America Inc., Coach USA, NEC Corporation and Nii Holdings Inc.

•

During the fourth quarter, Salary.com repurchased approximately 169,000 shares at an average purchase price of $1.84 per share. To date, the Company has repurchased approximately 878,000 shares at an average price of $1.61 per share. The company remains active in repurchasing shares, and recently increased its authorization from $2.5 million to $7.5 million.

Business Outlook

Bryce Chicoyne, Salary.com’s chief financial officer said, “We are pleased to show continued revenue growth despite the macro environment. At the same time, the cost reductions we recently implemented are having a positive impact on our bottom line results. We anticipate that the combination of our growing sales pipeline, our recent success in bundling payroll, compensation management, and talent management products and continued diligence with respect to expense management will result in positive operating cash flow for the company in fiscal 2010.”

For the first quarter of fiscal 2010, Salary.com expects total revenue in the range of $11.0 million to $11.5 million. Non-GAAP net loss, which excludes non-cash stock-based compensation expenses of approximately $1.7 million, and amortization of intangibles of approximately $1.1 million, is expected to be in the range of $2.5 million to $3.0 million. GAAP net loss for the first quarter of fiscal 2010 is expected to be in the range of $5.4 million to $5.9 million. Weighted average diluted shares for the quarter are estimated to be approximately 16.3 million shares.

Salary.com expects fiscal 2010 revenue to be in the range of $46.0 million to $50.0 million and cash flow from operations is expected to be a positive $1.0 million to $2.0 million. Non-GAAP net loss, which excludes non-cash impact of stock-based compensation expense of approximately $10.0 million, and amortization of intangibles of approximately $4.5 million, is expected to be in the range of $5.0 million to $9.0 million. On a GAAP basis, net loss for fiscal 2010 is expected to be in the range of $19.5 million to $23.5 million. Weighted average diluted shares for the year are estimated to be approximately 16.5 million shares.

Conference call

What:	Salary.com fourth quarter financial results and business overview conference call and webcast
When:	Thursday, May 14, 2009
Time:	5:00 PM ET
Live Call:	(877) 660-8922, domestic
(719) 325-4872, international
Replay:	(888) 203-1112, conference ID 2245821, domestic
(719) 457-0820, conference ID 2245821, international
Webcast:	http://investor.salary.com/events.cfm (live and replay)

NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release relate to the Company’s net income and operating expenses and exclude amortization of intangible assets, stock-based compensation, and restructuring charges. This press release also discusses operating cash flows excluding non-recurring severance costs as well. By excluding these items and by providing information on the Company’s bookings in addition to its GAAP revenues, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Salary.com, Inc.

Salary.com is a leading provider of on-demand HRMS/payroll compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: market pricing, compensation planning, performance management, competency management, learning and development, payroll, and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance and growth, including expectations of financial performance in the first quarter of 2010 and the full fiscal year 2010. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, the impact of a global economic recession and uncertainty in the information technology spending environment, potential disruption to our business from our workforce reduction, risks associated with possible fluctuations in our operating results and rate of growth, integration and performance of acquired businesses, our history of operating losses, the possibility that we will not achieve GAAP profitability or our expectations for Non-GAAP net loss, our ability to expand our customer base and product and service offerings, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our ability to hire, retain and motivate our employees and manage our growth, our ability to generate additional revenues from our investments in sales and marketing, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended March 31, 2008. Salary.com expressly disclaims any obligation to update any forward-looking statements.

(SLRY-F)

Contact:

ICR, LLC for Salary.com

Garo Toomajanian

(781) 851-8540

ir@salary.com

***

Exhibit 1

Salary.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	March 31, 2009	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$21,085	$37,727
Accounts receivable, net of allowance for doubtful accounts	6,040	4,734
Prepaid expenses and other current assets	1,558	1,922

Total current assets before funds held for clients	28,683	44,383
Funds held for clients	12,964	—

Total current assets	41,647	44,383

Property, equipment and software, net	3,025	1,566
Goodwill and intangible assets, net	32,350	19,091
Other assets	1,679	1,169

Total assets	$78,701	$66,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued compensation	$2,343	$4,681
Accrued expenses and other current liabilities	3,300	3,146
Revolving credit facility	8,125	—
Deferred revenue, current portion	26,556	20,523

Total current liabilities before client funds obligations	40,324	28,350
Client funds obligations	12,964	—

Total current liabilities	53,288	28,350

Deferred revenue, net of current portion	1,729	1,510
Long term liabilities	1,742	181

Total liabilities	56,759	30,041

Total stockholders’ equity
Total stockholders’ equity	21,942	36,168

Total liabilities and stockholders’ equity	$78,701	$66,209

Exhibit 2

Salary.com, Inc.

Consolidated Statements of Operations

(in thousands, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Revenues:
Subscription revenues	$10,515	$8,508	$39,630	$31,552
Advertising revenues	777	806	2,825	2,955

Total revenues	11,292	9,314	42,455	34,507

Cost of revenues (1)	3,826	2,516	13,157	8,229

Gross profit	7,466	6,798	29,298	26,278

Operating expenses:
Research and development (1)	2,529	1,464	8,846	4,941
Sales and marketing (1)	5,782	5,395	26,139	18,963
General and administrative (1)	3,995	3,355	15,723	13,499
Amortization of intangible assets	701	389	1,988	1,126
Restructuring charges (1)	3,081	—	3,081	—

Total operating expenses	16,088	10,603	55,777	38,529

Loss from operations	(8,622)	(3,805)	(26,479)	(12,251)

Other income:
Interest income	19	336	537	1,906
Other expense, net	(191)	(104)	(308)	(48)

Total other (expense) income	(172)	232	229	1,858

Loss before provision for income taxes	(8,794)	(3,573)	(26,250)	(10,393)
Provision for income taxes	36	66	208	205

Net loss	$(8,830)	$(3,639)	$(26,458)	$(10,598)

Net loss per share - basic and diluted	$(0.55)	$(0.26)	$(1.73)	$(0.77)

Weighted average shares outstanding - basic and diluted	15,942	14,227	15,297	13,792
(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Cost of revenues	$150	$288	$1,255	$800
Research and development	306	201	1,376	459
Sales and marketing	692	504	2,703	1,778
General and administrative	660	660	2,616	2,092
Stock-based compensation related to restructuring	1,813	—	1,813	—

	$3,621	$1,653	$9,763	$5,129

Exhibit 3

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net loss	$(8,830)	$(3,639)	$(26,458)	$(10,598)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,594	933	5,033	2,786
Stock-based compensation	3,621	1,654	9,763	5,129
Other non-cash items	15	(9)	411	304
Change in operating assets and liabilities	1,843	4,076	2,690	10,807

Net cash (used in) provided by operating activities	(1,757)	3,015	(8,561)	8,428

Cash flows from investing activities:
Cash paid for acquisition of business	(32)	(700)	(12,693)	(16,366)
Cash paid for intangible assets	(475)	(22)	(507)	(2,405)
Increase in restricted cash	(3)	(7)	(386)	(739)
Purchases of property and equipment	(525)	(36)	(2,058)	(252)
Capitalization of software development costs	(56)	(108)	(153)	(390)
Net increase in assets held to satisfy client funds obligations	(381)	—	(7,890)	—

Net cash used in investing activities	(1,472)	(873)	(23,687)	(20,152)

Cash flows from financing activities:
Net proceeds from (buyback) exercise of common stock options and warrants	(340)	(24)	(198)	439
Net proceeds from line of credit and notes payable	761	—	7,932	—
Net increase in client funds obligation	381	—	7,890	—

Net cash provided by (used in) financing activities	802	(24)	15,624	439

Effect of exchange rate changes on cash and cash equivalents	38	(1)	(18)	(4)

Decrease (increase) in cash and cash equivalents	(2,389)	2,117	(16,642)	(11,289)

Cash and cash equivalents, beginning of period	23,474	35,610	37,727	49,016

Cash and cash equivalents, end of period	$21,085	$37,727	$21,085	$37,727

Exhibit 4

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:

Loss from operations	$(8,622)	$(3,805)	$(26,479)	$(12,251)
Amortization of intangible assets	701	389	1,988	1,126
Amortization of intangible assets (included in cost of revenues)	408	365	1,633	672
Stock-based compensation	1,808	1,653	7,950	5,129
Stock-based compensation (included in restructuring)	1,813	—	1,813	—
Restructuring charges	1,268	—	1,268	—

Non-GAAP loss from operations	$(2,624)	$(1,398)	$(11,827)	$(5,324)

Reconciliation of GAAP net loss to non-GAAP net loss:

GAAP net loss	$(8,830)	$(3,639)	$(26,458)	$(10,598)
Amortization of intangible assets	701	389	1,988	1,126
Amortization of intangible assets (included in cost of revenues)	408	365	1,633	672
Stock-based compensation	1,808	1,653	7,950	5,129
Stock-based compensation (included in restructuring)	1,813	—	1,813	—
Restructuring charges	1,268	—	1,268	—

Non-GAAP net loss	$(2,832)	$(1,232)	$(11,806)	$(3,671)

Non-GAAP net loss per share	$(0.18)	$(0.09)	$(0.77)	$(0.27)

Weighted average shares outstanding - basic and diluted	15,942	13,976	15,297	13,792

Exhibit 5

SALARY.COM

Reconciliation of Certain GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	Three months ended March 31, 2009
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring Charges	Non-GAAP Results
Cost of revenues	$3,826	$(408)	$(150)	$—	$3,268

Research and development expenses	2,529	—	(306)	—	2,223
Sales and marketing expenses	5,782	—	(692)	—	5,090
General and administrative expenses	3,995	—	(660)	—	3,335
Amortization of intangible assets	701	(701)	—	—	—
Restructuring charges	3,081	—	(1,813)	(1,268)	—

Total operating expenses	$16,088	$(701)	$(3,471)	$(1,268)	$10,648

	Three months ended March 31, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring Charges	Non-GAAP Results
Cost of revenues	$2,516	$(365)	$(288)	$—	$1,863

Research and development expenses	1,464	—	(201)	—	1,263
Sales and marketing expenses	5,395	—	(504)	—	4,891
General and administrative expenses	3,355	—	(660)	—	2,695
Amortization of intangible assets	389	(389)	—	—	—

Total operating expenses	$10,603	$(389)	$(1,365)	$—	$8,849

	Twelve months ended March 31, 2009
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring Charges	Non-GAAP Results
Cost of revenues	$13,157	$(1,633)	$(1,255)	$—	$10,269

Research and development expenses	8,846	—	(1,376)	—	7,470
Sales and marketing expenses	26,139	—	(2,703)	—	23,436
General and administrative expenses	15,723	—	(2,616)	—	13,107
Amortization of intangible assets	1,988	(1,988)	—	—	—
Restructuring charges	3,081	—	(1,813)	(1,268)	—

Total operating expenses	$55,777	$(1,988)	$(8,508)	$(1,268)	$44,013

	Twelve months ended March 31, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring Charges	Non-GAAP Results
Cost of revenues	$8,229	$(672)	$(800)	$—	$6,757

Research and development expenses	4,941	—	(459)	—	4,482
Sales and marketing expenses	18,963	—	(1,778)	—	17,185
General and administrative expenses	13,499	—	(2,092)	—	11,407
Amortization of intangible assets	1,126	(1,126)	—	—	—

Total operating expenses	$38,529	$(1,126)	$(4,329)	$—	$33,074

Exhibit 6

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended March 31,
	2009	2008
Calculated bookings:

Revenue	$11,292	$9,314
Change in deferred revenue	982	1,124

Calculated bookings	$12,274	$10,438

Exhibit 7

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended March 31, 2009	Twelve Months Ended March 31, 2009
Net cash used in operating activities	$(1,757)	$(8,561)
Payments of severance related expenses	1,150	1,150

Non-GAAP cash used in operating activities	$(607)	$(7,411)